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                                                                     EXHIBIT 3.1

                   AMENDMENT NUMBER NINE TO CREDIT AGREEMENT
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This AMENDMENT NUMBER NINE TO CREDIT AGREEMENT, dated as of March 8, 1999 (this
"Amendment"), is entered into among NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (the "Borrower"), the financial institutions which are signatories to the Credit Agreement (each a "Bank" and, collectively, the "Banks"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent for the Banks thereunder (in such capacity, the "Agent").
WHEREAS, the Borrower has requested that the Banks amend Section 4.1(b) of the Credit Agreement to provide for a longer period of time for the Banks to respond to a request by the Borrower to extend the Termination Date.
WHEREAS, subject to the terms and conditions contained herein, the Banks are willing to amend such provisions of the Credit Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, conditions, and provisions hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE 1

                        DEFINITIONS FOR THIS AMENDMENT;
                        ------------------------------
                AMENDMENT OF ARTICLE I OF THE CREDIT AGREEMENT
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1.1  Definitions for this Amendment. Any and all initially capitalized terms
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used herein shall have the meanings ascribed thereto in the Credit Agreement unless specifically defined herein. For purposes of this Amendment, the following initially capitalized terms shall have the following meanings:

          "Agent" shall have the meaning set forth in the introduction to this
           -----
          Amendment.

          "Amendment" means this Amendment Number Nine to Credit Agreement among
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          the Borrower, the Banks, and the Agent.

          "Bank" and "Banks" shall have the respective meanings set forth in the
           ----       -----
          introduction to this Amendment.

          "Borrower" shall have the meaning set forth in the introduction to
           --------
          this Amendment.

          "Credit Agreement" means that certain Credit Agreement, dated as of
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          May 20, 1993, among the Borrower, the Banks, and the Agent, as amended by that certain Amendment Number One to Credit Agreement dated as of April 28, 1994, that certain Amendment Number Two to Credit Agreement dated as of July 11, 1995, that certain Amendment Number Three to Credit Agreement dated as of January 22, 1996, that certain Amendment Number Four and Waiver to Credit Agreement dated as of December 10, 1996, that certain Amendment Number Five to Credit Agreement dated as of April 1, 1997, that certain Amendment Number Six and Waiver to Credit Agreement dated as of August 15, 1997, and that certain Amendment Number Seven and Restatement of Amendments One Through Six to Credit Agreement dated as of April 6, 1998, and that certain Amendment Number Eight to Credit Agreement dated as of January 29, 1999.

                                   ARTICLE 2

                        AMENDMENT OF CERTAIN PROVISIONS
                        -------------------------------

                                       1
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                            OF THE CREDIT AGREEMENT
                            -----------------------

2.1  Amendment of Section 4.1(b) of the Credit Agreement. Section 4.1(b) of the
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Credit Agreement is amended by deleting clause (ii) therefrom in its entirety and substituting therefor the following clause:

          (ii) Notwithstanding Section 4.1(b)(i), not later than January 31 of
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          each year, commencing January 31, 1996, the Borrower may (at its option) give written notice to the Agent and each Bank that it requests the Banks to extend the Termination Date then in effect for an additional one year period. Each of the Banks may grant or reject such request in its sole discretion and shall provide written notice of such grant or rejection to the Borrower and the Agent not later than May 1 following such request; provided that failure of any Bank
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          so to provide such written notice to the Borrower and the Agent shall be deemed a rejection of such request.


                                   ARTICLE 3

                                 MISCELLANEOUS
                                 -------------

3.1  Loan Documents. This Amendment shall be one of the Loan Documents.
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3.2  Execution. This Amendment may be executed in any number of counterparts,
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each of which when so executed and delivered shall be deemed an original.  All of such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature pages of this Amendment by telecopier shall be equally effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of the signature pages of this Amendment by telecopier shall thereafter also promptly deliver a manually executed counterpart, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
3.3  Effectiveness. This Amendment shall be effective as of the date first
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written above, when one or more counterparts hereof shall have been executed by the Borrower, the Banks, and the Agent and shall have been delivered to the Agent.
3.4  No Other Amendment. Except as expressly amended hereby, the Credit
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Agreement shall remain unchanged and in full force and effect.  To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement, the terms and provisions of this Amendment shall control. This Amendment shall be deemed a part of and is hereby incorporated in the Credit Agreement.
3.5  Governing Law. This Amendment shall be governed by, and construed and
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enforced in accordance with, the laws of the State of California.

                            [SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first above written.


                                       WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION, in its individual capacity
                                       and as Agent

                                       By: ____________________________
                                           Title: _____________________


                                       SANWA BANK CALIFORNIA
                                       By: ____________________________
                                           Title: _____________________

                                       By: ____________________________
                                           Title: _____________________


                                       NATIONSBANK, N.A.

                                       By: ____________________________
                                           Title: _____________________

                                       By: ____________________________
                                           Title: _____________________


                                       THE BANK OF NEW YORK

                                       By: ____________________________
                                           Title: _____________________

                                       By: ____________________________
                                           Title: _____________________


                                       NATIONWIDE HEALTH PROPERTIES, INC.

                                       By: ____________________________
                                           Title: _____________________

                                       By: ____________________________
                                           Title: _____________________

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